UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2013

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Windsor Ohio Purchase and Sale Agreement

On February 11, 2013, Gulfport Energy Corporation (“Gulfport”) entered into a purchase and sale agreement (the “PSA”) with Windsor Ohio, LLC (“Windsor Ohio”), pursuant to which Windsor Ohio agreed to sell, assign, transfer and convey to Gulfport approximately 22,000 net acres in the Utica Shale in Eastern Ohio. The purchase price is approximately $220 million, subject to certain adjustments. This acquisition excludes Windsor Ohio’s interest in 14 existing wells and 16 proposed future wells together with certain acreage surrounding these wells. Gulfport acquired its initial acreage in the Utica Shale in February 2011 and has subsequently acquired additional acreage in the area. Windsor Ohio participated with Gulfport in the acquisition of these leases. Through a prior, previously reported transaction with Windsor Ohio, Gulfport acquired approximately 37,000 net acres in the Utica Shale, which increased Gulfport’s working interest in the acreage to 77.7%. Through the current transaction, Gulfport is acquiring an additional approximately 16.2% interest in these leases, increasing its working interest in the acreage to 93.8%. All of the acreage included in this transaction is currently nonproducing and Gulfport is the operator of all of this acreage, subject to existing development and operating agreements between the parties.

Pending the completion of title review after the closing, approximately $33.6 million of the purchase price will be placed in an escrow account. The escrow account will terminate on May 1, 2013 and the escrow amount will be distributed to either Gulfport or Windsor Ohio based on any title benefits or title defects resulting from the title review. Pursuant to the PSA, Gulfport and Windsor Ohio have agreed to indemnify each other, their respective affiliates and their respective officers, directors, employees and agents from and against all losses that such indemnified parties incur arising from any breach of representations, warranties or covenants in the PSA and certain other matters. Windsor Ohio is an affiliate of Wexford Capital LP (“Wexford”). Mike Liddell, Gulfport’s Chairman of the Board, is the operating member of Windsor Ohio. All distributions made by Windsor Ohio are first paid to the Wexford members in accordance with their respective ownership interests in Windsor Ohio until they have received amounts equal to their respective capital contributions. Thereafter, distributions are made 90% to the Wexford members in accordance with their respective ownership interests and 10% to Mr. Liddell. Upon closing of the transaction, Gulfport has been advised by Windsor Ohio that Mr. Liddell will receive a distribution of approximately $19.3 million from Windsor Ohio and up to an additional $3.4 million upon termination of the escrow account, in each case in respect of his 10% interest described above. Mr. Liddell did not participate in the negotiation or approval of this transaction for either Gulfport or Windsor Ohio. The transaction was negotiated and approved by a special committee of Gulfport’s board of directors, who engaged independent counsel and financial advisors to assist with their review.

On February 15, 2013, Gulfport completed the acquisition contemplated by the PSA. Gulfport funded the acquisition with a portion of the net proceeds from an underwritten public offering of its common stock that closed on February 15, 2013.

The preceding summary of the PSA is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Underwriting Agreement

On February 11, 2013, Gulfport entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement relates to the public offering of 7,750,000 shares of Gulfport’s common stock at a public offering price of $38.00 per share. Pursuant to the Underwriting Agreement, the underwriters were granted a 30-day option to purchase a maximum of 1,162,500 additional shares of the Company’s common stock from Gulfport at the public offering price (less the underwriting discount) solely to cover over-allotments, which option was exercised in full by the underwriters on February 12, 2013. Gulfport intends to use the net proceeds from this equity offering to fund its previously announced acquisition of additional Utica Shale acreage, as described under the heading “—Windsor Ohio Purchase and Sale Agreement” above, and for general corporate purposes, including the funding of a portion of its 2013 capital development plan. The offering closed on February 15, 2013.

The offering was made pursuant to Gulfport’s effective automatic shelf registration statement on Form S-3 (File No. 333-175435), filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2011 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on July 11, 2011, a preliminary prospectus supplement, filed with the SEC on February 11, 2013, and a prospectus supplement, filed with the SEC on February 12, 2013 (collectively, the “Prospectus”).

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above with respect to the Windsor Ohio Purchase and Sale Agreement is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 12, 2013, Gulfport issued a press release announcing the pricing of the underwritten public offering of shares of its common stock described under Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on

Form 8-K.

Item 8.01. Other Events.

Gulfport is filing a legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

1.1*	Underwriting Agreement, dated February 11, 2013, by and between Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

2.1*	Purchase and Sale Agreement, dated February 11, 2013, by and between Windsor Ohio, LLC, as seller, and Gulfport Energy Corporation, as purchaser.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1**	Press release, dated February 12, 2013, entitled “Gulfport Energy Corporation Announces Pricing of Common Stock Offering.”

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: February 15, 2013	By:	/s/ MICHAEL G. MOORE
Michael G. Moore Chief Financial Officer

Exhibit Index

Number	Exhibit

1.1*	Underwriting Agreement, dated February 11, 2013, by and between Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

2.1*	Purchase and Sale Agreement, dated February 11, 2013, by and between Windsor Ohio, LLC, as seller, and Gulfport Energy Corporation, as purchaser.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1**	Press release, dated February 12, 2013, entitled “Gulfport Energy Corporation Announces Pricing of Common Stock Offering.”

*	Filed herewith.
**	Furnished herewith.